Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-188864) of Enduro Royalty Trust of our reports dated March 10, 2016, with respect to the financial statements of Enduro Royalty Trust, and the effectiveness of internal control over financial reporting of Enduro Royalty Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Fort Worth, Texas
March 10, 2016